UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): November 22, 2013 (November 20, 2013)

TYCO INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Switzerland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Victor von Bruns-Strasse 21
CH-8212 Neuhausen am Rheinfall, Switzerland
(Address of Principal Executive Offices, including Zip Code)
41-52-633-02-44
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
On November 20, 2013, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Tyco International Ltd. (the “Company”) approved changes to the compensation for George R. Oliver, the Company’s Chief Executive Officer. Effective January 1, 2014, Mr. Oliver’s annual salary will increase from $975,000 to $1,000,000, and his target annual incentive bonus will increase from 100% of salary to 125%. In addition, the Committee approved an increase in the grant date fair value of Mr. Oliver’s annual long-term equity grant from $5 million to $6 million.
The long-term equity award grant for fiscal 2014 for Mr. Oliver and all other eligible participants under the Company’s 2012 Stock and Incentive Plan was made on November 20, 2013. For Mr. Oliver, the long-term equity award was split equally between stock options and performance share units. The stock option and performance share units are subject to the standard terms and conditions of the Company's forms of equity award agreements under the Company’s 2012 Stock and Incentive Plan.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
99.1
Form of terms and conditions for Option Awards and Performance Share Awards under the 2012 Stock and Incentive Plan for fiscal 2014 (Incorporated by reference to Exhibit 10.9 to Tyco International Ltd.'s Annual Report on Form 10-K for the year ended September 27, 2013 filed on November 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL LTD.
(Registrant)

	By:	/s/ Andrea Goodrich
Andrea Goodrich
Vice-President and Corporate Secretary

Date: November 22, 2013

3